Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169338 of Williams Partners L.P. on Form S-8 and Registration Statement Nos. 333-202282 and 333-202284 of Williams Partners L.P. on Form S-3 of our report dated February 26, 2016 related to the financial statements of Gulfstream Natural Gas System, L.L.C. appearing in this Current Report on Form 8-K of Williams Partners L.P. dated May 27, 2016.

/s/ Deloitte & Touche LLP
Houston, Texas
May 27, 2016